FORBEARANCE AGREEMENT
AND
FIRST AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 15, 2025 (this "Agreement" or "Forbearance Agreement"), is entered into by and among, (1) **ZIRCON CORPORATION**, a California corporation ("Zircon"; and together with any other Person who joins the Credit Agreement from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), (2) **ZRCN INC**., a Delaware corporation ("Parent"), **ZIRCON DE MEXICO, S.A. DE C.V.**, a sociedad anónima de capital variable ("Zircon MX"), and **ZIRCON CORPORATION LIMITED**, a corporation organized under the laws of the United Kingdom ("Zircon UK"; and together with Parent, Zircon MX and each other Person joined to the Credit Agreement as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor"); (3) the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the "Lenders" and each individually a "Lender"); and (4) **FGI WORLDWIDE LLC**, a Delaware limited liability company ("FGI"), as agent for Lenders (FGI, in such capacity, the "Agent"). Capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, Lenders and Agent have entered into financing arrangements pursuant to that certain Revolving Credit, Security and Guaranty Agreement, dated May 31, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") and the Other Documents;

WHEREAS, the Loan Parties acknowledge that certain Events of Default have occurred and are continuing (a) as set forth in that certain Notice of Default and Reservation of Rights, dated April 30, 2025 issued by Agent to the Loan Parties (the "Existing Events of Default"), and (b) as a result of the Loan Parties' failure to maintain a Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve month periods ending April 30, 2025 (the "New Events of Default"; and together with the Existing Events of Default, each a "Specified Event of Default" and collectively, the "Specified Events of Default");

WHEREAS, as a result of the occurrence of the Specified Events of Default, Loan Parties have requested that Agent forbear from exercising its rights and remedies under the Credit Agreement, Other Documents and applicable law arising in connection with the Specified Events of Default;

WHEREAS, Agent is willing to agree to so forbear and to make such amendments subject to the terms and on the conditions set forth herein; and

WHEREAS, by this Forbearance Agreement, Agent and Loan Parties desire and intend to evidence such forbearance.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1 Existing Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

(a) "**Supplier Payment Plan**" has the meaning set forth in Section 6.2 of this Forbearance Agreement.

(b) "**Forbearance Effective Date**" means the date on which all of the conditions precedent set forth in Section 8 of this Forbearance Agreement have been satisfied.

(c) "**Forbearance Period**" means the period from the Forbearance Effective Date to the Forbearance Termination Date.

(d) "**Forbearance Termination Date**" means the earlier of (i) February 28, 2026 (or such later date as Agent may agree to in writing and in its sole discretion); and (ii) the date on which any Termination Event occurs.

(e) "**Key Supplier**" means Pace Electronics Products.

(f) "**Paid in Full**" or "**Payment in Full**" mean the indefeasible payment and satisfaction in full in immediately available funds of all of the Obligations (other than contingent and indemnification obligations for which no claim has been made) and the termination of the financing arrangements provided by Agent to the Loan Parties in accordance with the terms of the Credit Agreement and the Other Documents, including without limitation the provision of cash collateral or other security sufficient to collateralize or otherwise secure the prompt payment and performance of any contingent or unliquidated Obligations as determined by Agent.

(g) "**Termination Event**" has the meaning set forth in Section 4 of this Forbearance Agreement.

SECTION 2. ACKNOWLEDGMENTS.

2.1 Acknowledgment of Obligations. Each Loan Party hereby acknowledges, confirms and agrees that (a) Loan Parties are indebted to Agent and Lenders under the Credit Agreement and Other Documents, as of the close of business on July 15, 2025 in an aggregate principal amount that is not less than $9,021,648.45 in respect of the Obligations arising under the Credit Agreement and Other Documents; (b) such amount, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges relating thereto are unconditionally owing by Loan Parties to Agent, without offset, defense or counterclaim of any kind, nature or description whatsoever, and (c) Loan Parties' obligation and liability for the payment and performance of all Obligations pursuant to the Credit Agreement and Other Documents is unconditionally owing to Agent without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2 Acknowledgment of Security Interests. Loan Parties hereby acknowledge, confirm and agree that Agent has, and shall continue to have, valid, enforceable and perfected Liens upon and security interests in all assets and properties of Loan Parties.

2.3 Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) the Credit Agreement and each of the Other Documents to which such Loan Party is a party has been duly executed and delivered by such Loan Party to Agent and is in full force and effect as of the date hereof; (b) the agreements and obligations of such Loan Party contained in the Credit Agreement and Other Documents to which it is a party constitute the legal, valid and binding obligations of such Loan Party, as applicable, enforceable against such Loan Party in accordance with the terms thereof, and the Loan Parties do not have any valid defense to the enforcement of such obligations as of the date hereof; and (c) Agent is and shall be entitled to all of the rights, remedies and benefits provided for in the Credit Agreement and Other Documents.

2.4 Reasonably Equivalent Value. The Loan Parties hereby admit, acknowledge and agree that (i) Agent's entry into, and covenants to perform in accordance with, this Forbearance Agreement and (ii) Agent's consummation of the transactions contemplated in this Forbearance Agreement, constitute "new value" and "reasonably equivalent value," as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the "Bankruptcy Code"), received by the Loan Parties as of the effective date of this Forbearance Agreement in contemporaneous exchange for Loan Parties' entry into, and covenants to perform in accordance with, this Forbearance Agreement, and Loan Parties' consummation of the transactions contemplated hereby.

SECTION 3. FORBEARANCE AND AMENDMENTS.

3.1 Acknowledgment of Specified Events of Default. Each Loan Party hereby acknowledges, confirms and agrees that (a) each of the Specified Events of Default have occurred and are continuing as of the date hereof; (b) each of the Specified Events of Default constitute an Event of Default under the Credit Agreement and Other Documents; and (c) in the absence of this Forbearance Agreement, the occurrence of the Specified Events of Default entitles Agent to exercise its rights and remedies under the Credit Agreement, the Other Documents, applicable law and otherwise, including, without limitation, the right to declare all Obligations to be immediately due and payable.

3.2 Forbearance.

(a) In reliance upon the representations, warranties, covenants and agreements of the Loan Parties contained in this Forbearance Agreement, Agent agrees that, subject to the terms and conditions contained herein, during the Forbearance Period, Agent shall forbear and refrain from exercising any of its rights or remedies arising under the Credit Agreement (as amended hereby), Other Documents or applicable law, in each case only to the extent arising solely as a result of the occurrence of the Specified Events of Default.

(b) Upon the Forbearance Termination Date, the agreement of Agent to forbear with respect to the Specified Events of Default shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Agent to immediately exercise, without any further notice or forbearance of any kind, all of its rights and remedies under the Credit Agreement, the Other Documents, applicable law or otherwise with respect to the Specified Events of Default or any other default or Event of Default which shall exist or shall have occurred and be continuing at such time, including, without limitation, the right to require immediate Payment in Full of all Obligations or payment of any portion thereof.

(c) No termination of the Credit Agreement shall relieve or discharge Loan Parties of their duties, covenants and obligations under the Credit Agreement or Other Documents until all Obligations have been Paid in Full.

3.3 No Waiver; Reservation of Rights.

(a) Agent has not waived, is not by this Forbearance Agreement waiving and has no intention of waiving the Specified Events of Default or any other default or Event of Default that has occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof, regardless of whether any such default or Event of Default is the same or similar to any of the Specified Events of Default. Except with respect to the Specified Events of Default solely as and to the extent expressly set forth in Section 3.2 above, Agent has not agreed to forbear from exercising any of its rights or remedies concerning any other Default or Event of Default that may have occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof.

(b) Agent, subject to Section 3.2(a) above, reserves the right to exercise any or all of its rights and remedies under the Credit Agreement, the Other Documents or otherwise as a result of any Default or Event of Default that may be continuing on the date hereof or that may occur after the date hereof. Loan Parties acknowledge and agree that Agent has not waived any of such rights or remedies and nothing in this Forbearance Agreement, nor any delay on Agent's part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

3.4 Amendments to Credit Agreement and Other Documents. In consideration of Agent agreeing to the forbearance set forth in Section 3.2, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party agrees to the amendments to the Credit Agreement and Other Documents set forth in this Section 3.4.

(a) From and after the Forbearance Effective Date, Agent agrees the Loan Parties are not required to comply with Section 7.1(a) of the Credit Agreement for any Test Period ending during the Forbearance Period; provided, that, (i) commencing with the Test Period ending February 28, 2026, and for any Test Period occurring thereafter, the Loan Parties will be required to comply with Section 7.1(a), and (ii) the Loan Parties will be required to comply with Section 7.1(a) following a Termination Event.

(b) From and after the Forbearance Effective Date, Section 9.9 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

> "Notwithstanding anything to the contrary contained in this Section 9.9, commencing with the month ending July 31, 2025 and for each month occurring thereafter, the monthly financial statements required by this Section 9.9 shall be delivered within fifteen (15) days after the end of each month."

(c) From and after the Forbearance Effective Date, the definition of "Revolving Interest Rate" appearing in Section 1.2 of the Credit Agreement is hereby amended by replacing "three percent (3.00%)" with "three and thirty hundredths of a percent (3.30%)."

(d) From and after the Forbearance Effective Date, the Section 2 (Collateral Management Fee) of the Fee Letter is hereby amended by replacing "twenty hundredths of a percent (0.20%)" with "thirty hundredths of a percent (0.30%)."

(e) From and after the Forbearance Effective Date, the worksheets annexed to the Compliance Certificate are hereby amended (i) to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~); and (ii) to add the blue-underlined text (indicated textually in the same manner as the following example: <u>underlined text</u>), in each case, as set forth in the marked copy of such worksheets attached as **<u>Exhibit C</u>** hereto and made a part hereof for all purposes.

SECTION 4. <u>TERMINATION EVENTS</u>.

Each of the following shall constitute a "<u>Termination Event</u>":

4.1 After the date hereof, the occurrence of an Event of Default under the Credit Agreement or any of the Other Documents, other than the Specified Events of Default;

4.2 any representation or warranty made or deemed made by the Loan Parties herein or which is contained in any certificate, document or financial or other statement (including, without limitation, the Projections and Budget) furnished by Loan Parties at any time under or in connection with this Forbearance Agreement shall prove to have been inaccurate for reasons not related to any Specified Event of Default, in any material respect on or as of the date made or deemed made;

4.3 Loan Parties shall default in the observance or performance of any covenant, obligation, or agreement contained in this Forbearance Agreement, including, without limitation, the covenants and agreements contained in Section 6 of this Forbearance Agreement;

4.4 The occurrence of a Material Budget Deviation;

4.5 A default occurs under the Supplier Payment Plan;

4.6 the commencement of any judicial action or proceeding against Agent by the Loan Parties or any entity controlled by or under common control with the Loan Parties; and

4.7 the occurrence of any event which could reasonably be expected to result in an adverse change in (a) Loan Party's financial condition or business operations, taken as a whole or (b) the ability of Loan Parties to comply with the terms of this Forbearance Agreement.

SECTION 5. <u>REPRESENTATIONS, WARRANTIES AND COVENANTS.</u>

Each Loan Party represents, warrants and covenants with and to Agent, in addition to the continuing covenants and agreements made by the Loan Parties to Agent pursuant to the Credit Agreement and the Other Documents to which they are parties, as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

5.1 <u>Authorization, Execution and Delivery</u>. This Forbearance Agreement has been duly authorized, executed and delivered by all necessary action on the part of the Loan Parties, and, if necessary, its respective equity holders and is in full force and effect as of the date hereof, and the agreements and obligations of the Loan Parties contained herein constitute legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with its terms;

5.2 <u>Accuracy of Existing Representations and Warranties</u>. All of the representations and warranties set forth in the Credit Agreement and Other Documents are true and correct in all material

respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; *provided*, *that*, any such representations or warranties made as of the Closing Date shall be true and correct in all material respects as of the Forbearance Effective Date;

5.3 No Default. No default or Event of Default under the Credit Agreement or Other Documents, as of the date hereof, exists or has occurred and is continuing other than the Specified Events of Default; and

5.4 Additional Defaults. The parties hereto acknowledge, confirm and agree that any misrepresentation by Loan Parties, or any failure of the Loan Parties to comply with the covenants, conditions and agreements contained in this Forbearance Agreement or in any Other Document, agreement or instrument at any time executed and/or delivered by Loan Parties with, to or in favor of Agent shall constitute an Event of Default under the Credit Agreement and Other Documents, and shall not be subject to any cure or grace period.

SECTION 6. ADDITIONAL COVENANTS AND AGREEMENTS.

6.1 Budget.

(a) The Loan Parties have prepared and delivered to Agent (1) a thirteen (13) week rolling cash flow budget covering the applicable period substantially in the form of **Exhibit A** annexed hereto (as may be amended, modified, restated or replaced from time to time with the Agent's prior written consent, the "Budget"), and (2) financial projections through the Fiscal Year ending March 31, 2027 substantially in the form of **Exhibit B** annexed hereto (as may be amended, modified, restated or replaced from time to time with the Agent's prior written consent, the "Projections").

(b) (i) The Budget and the Projections, and any amendments thereto or replacements thereof, shall be thoroughly reviewed by the Loan Parties and its management team; (ii) the Budget shall be updated and delivered to Agent each week (and with any request for an Advance); (iii) the Projections shall be updated and delivered to Agent upon Agent's request in form and substance satisfactory to Agent; and (iv) the Budget shall set forth, for the week of the period covered thereby, projected cash disbursements and cash receipts.

(c) Not later than 12:00 p.m. (Eastern time) on the Monday of each week, Loan Parties shall furnish to Agent its 13-week cash flow Budget, which shall contain a report (the "Budget Compliance Report") that sets forth on a weekly roll forward basis through the end of the immediately preceding week, a comparison of (i) the actual cash disbursements to the projected cash disbursements, and (ii) the actual cash receipts to the projected cash receipts, each as set forth in the Budget for the immediately preceding week. Loan Parties hereby covenant and agree that at no time shall the actual aggregate net cash flow (that is, total cash receipts less total disbursements), excluding draws and repayments under the Credit Agreement, be less than ninety percent (90%) on a rolling, cumulative four (4) week basis of the net cash flow as set forth in the Budget for such four (4) week period (the occurrence of any of the forgoing, a "Material Budget Deviation"). The Loan Parties hereby confirm, acknowledge and agree that the occurrence of a Material Budget Deviation is an immediate Event of Default and Termination Event and shall not be subject to any cure or grace period.

(d) Notwithstanding anything set forth to the contrary in the Credit Agreement, and

Other Document or otherwise, during the Forbearance Period, all Advances or other financial accommodations issued pursuant to the Credit Agreement or Other Documents, shall be used by Loan Parties in accordance with the Budget. Loan Parties hereby acknowledge and agree that it shall be an Event of Default if Loan Parties use, in any material respect, proceeds of any Advance or other financial accommodation extended by Agent during the Forbearance Period for any expense or in such amount that is not set forth in or captured by the Budget, unless Loan Parties obtain Agent's prior written consent.

6.2 Supplier Payment Plan.

(a) The Loan Parties represent and warrant that they have agreed to a payment plan with their Key Supplier in respect of past due trade payables owing by the Loan Parties based on the amounts set forth below (the "Supplier Payment Plan"). The Loan Parties covenant and agree to pay Key Supplier the following amounts in accordance with the Supplier Payment Plan:

(i) from June 1, 2025 through and including June 30, 2025, at least $100,000 per week;

(ii) from July 1, 2025 through and including July 31, 2025, at least $125,000 per week;

(iii) from August 1, 2025 through and including August 31, 2025, at least $150,000 per week; and

(iv) from September 1, 2025 through and including September 30, 2025, at least $225,000 per week.

(b) The Loan Parties agree not to amend the Supplier Payment Plan without Agent's prior written consent.

(c) The Loan Parties shall provide prompt notice to Agent if Key Supplier attempts to unilaterally change (and/or rescind) the Supplier Payment Plan.

(d) The Loan Parties shall, upon Agent's reasonable request, provide Agent with access to the Key Supplier to discuss the status of the Supplier Payment Plan, *provided*, *that*, Agent agrees that, so long as no Event of Default (other than the Specified Events of Default) exist, any conversations with Key Supplier shall be in consultation with Borrower.

6.3 Minimum Consolidated EBITDA. The Loan Parties covenant and agree to maintain, at each calendar month end for the trailing period shown in the table below, minimum Consolidated EBITDA equal to or greater than the corresponding amount shown for such period in the table below:

Period	Minimum Consolidated EBITDA
one-month period ending July 31, 2025	$877,000
two-month period ending August, 2025	$969,000

8472844.6

three-month period ending September 30, 2025	$1,459,000
four-month period ending October 31, 2025	$1,779,000
five-month period ending November 30, 2025	$1,943,000
six-month period ending December 31, 2025	$2,136,000
seven-month period ending January 1, 2026	$2,425,000
eight-month period ending February 28, 2026	$2,571,000

6.4 Additional Milestones The Loan Parties covenant and agree to satisfy or cause to be satisfied, as applicable, each of the following conditions:

(a) *Capital Contribution*.

(i) Promptly following the execution of this Forbearance Agreement, the Parent shall commence commercially reasonable efforts to contribute $2,000,000 to the capital of Borrower by issuing Equity Interest of the Parent or Borrower so long as such issuance does not cause a Change of Control or constitute the issuance of Disqualified Equity Interests (the "Capital Contribution"). The Loan Parties shall keep Agent reasonably informed of their efforts to consummate the Capital Contribution and shall provide Agent with regular updates, no less frequently than monthly (or more frequently upon reasonable request by Agent), regarding the status of such efforts, including a summary of outreach, discussions with potential investors or counterparties, and any material developments relating thereto.

(ii) On or prior to February 28, 2026, the Capital Contribution shall have been consummated and the Borrower shall have received proceeds from the Capital Contribution of at least $2,000,000, all of which shall be contributed to the capital of the Borrower and paid into the Blocked Account to be applied to the Obligations in accordance with Section 4.8(h).

(b) *Third Party Consultant*.

(i) Within twenty one (21) days of the date hereof, the Borrower shall (1) have engaged the services of a third party consultant acceptable to Agent and on terms and conditions acceptable to Agent and at the sole cost and expense of the Loan Parties (the "Third Party Consultant"), and (2) deliver to Agent a resolution duly enacted by the board of directors of Borrower authorizing the engagement of the Third Party Consultant with the duties, responsibilities and authority contemplated hereunder.

(ii) So long as the Obligations remain outstanding, the Third Party Consultant shall, unless otherwise agreed to by Agent in writing, advise on all aspects of the business,operations and properties of the Loan Parties and shall, among other things, prepare and ensure compliance with the Budget and prepare the Budget Compliance Report.

(iii) Loan Parties irrevocably authorize and direct and shall cause the Third

Party Consultant (A) to keep Agent fully informed of the progress of the business and operations of the Loan Parties; (B) to respond fully to any and all inquiries of Agent regarding the business and operations of the Loan Parties; and (C) to communicate and fully cooperate with Agent and share all information with Agent regarding the Loan Parties, and the business and operations of the Loan Parties, including without limitation all Budgets, records, projections, financial information, reports and other information. Each Loan Party hereby covenants and agrees to provide the Third Party Consultant with complete access to all of the books and records of such Loan Party, all of the premises of each such Loan Party and to all management and employees of each such Loan Party as and when deemed necessary by the Third Party Consultant.

(iv) So long as the Obligations remain outstanding, the Loan Parties shall not amend, modify or terminate the retention and/or employment agreement with the Third Party Consultant without the prior written consent of Agent.

(v) If the Third Party Consultant resigns, the Loan Parties shall immediately notify Agent with a copy of any notice of resignation immediately upon the sending of such notice by such Third Party Consultant. Any replacement or successor Third Party Consultant shall be acceptable to Agent and shall be retained pursuant to a new retention agreement on terms and conditions acceptable to Agent within five (5) Business Days (or such longer period as may be agreed to by Agent in its sole discretion) immediately following the notice of resignation of the resigning Third Party Consultant.

6.5 Permitted Tax Distributions – During the Forbearance Period, the Loan Parties shall not distribute any Permitted Tax Distributions.

6.6 Status Call. Loan Parties shall, upon Agent's reasonable request, make members of its senior management available to discuss the status of the Loan Parties' finances, operations, trade relations, and other matters as may be requested by Agent in its sole discretion.

6.7 Adjustments to Advance Rates and Reserves. Notwithstanding anything to the contrary set forth in this Forbearance Agreement, the Credit Agreement, the Other Documents or the Budget, and in accordance with and subject to Agent's rights under the Credit Agreement and the Other Documents, Agent shall have the right (but not the obligation) to establish, increase, reduce, eliminate, or otherwise adjust the Reserves and Advance Rates from time to time in such amounts, if Agent deems it reasonably necessary to do so in order to protect Agent's interests.

6.8 Audits, Inspections, and Appraisals. Without in any way limiting the rights set forth herein or in the Credit Agreement, and in addition to all other rights and remedies available to the Agent, Agent shall be permitted to conduct such additional audits, field exams, and inspections, as the Agent may determine to be reasonably necessary or appropriate, all at Loan Parties' sole cost and expense, and Loan Parties agree to reasonably cooperate with Agent's consultants and representatives, including granting such consultants and representatives reasonable access to the Loan Parties' premises, books and records, and personnel in connection with the foregoing. For the avoidance of doubt, such permission granted by this Section 6.8, shall include, but not be limited to, the ability of Agent, to audit, test, and inspect, any and all receipts, disbursements, Collateral, and loan balances of Loan Parties on a weekly basis.

6.9 Further Assurances. Loan Parties shall execute and deliver such additional documents and take such additional action as may be necessary or desirable in Agent's reasonable discretion to

effectuate the provisions and purposes of this Forbearance Agreement.

SECTION 7. RELEASE AND OTHER MATTERS.

7.1 Release.

(a) In consideration of the agreements of Agent contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party and their respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other parties being hereinafter referred to collectively as the "**Releasees**" and individually as a "**Releasee**"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "**Claim**" and collectively, "**Claims**") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Loan Parties, or their respective successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Forbearance Agreement, in connection with the Credit Agreement or Other Documents, each as amended and supplemented through the date hereof.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

7.2 Covenant Not to Sue. Each Loan Party, on behalf of itself and their respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that no Loan Party will sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 7.1 above. If the Loan Parties violate the foregoing covenant, the Loan Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs reasonably incurred by any Releasee as a result of such violation.

7.3 Waiver of Automatic Stay. In the event that the Loan Parties files a petition under the United States Bankruptcy Code or under any other similar federal or state law, the Loan Parties unconditionally and irrevocably agree that Agent shall be entitled, and the Loan Parties hereby unconditionally and irrevocably consent, to relief from the automatic stay or any other applicable statutory restraint so as to allow Agent to exercise its rights under the Credit Agreement and Other Documents with respect to the assets of the Loan Parties, including, without limitation, taking possession of the Collateral, foreclosing Agent's Liens on the Collateral or otherwise exercising rights and remedies with respect to the Collateral. In such event, the Loan Parties hereby agree that it shall

not in any manner oppose or otherwise delay any motion filed by Agent for relief from the automatic stay or any other applicable statutory restraint.

7.4 Waiver of Statutory Provisions. EACH LOAN PARTY HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS. EACH LOAN PARTY AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THE RELEASES SET FORTH IN THIS SECTION 7.

SECTION 8. Conditions to Effectiveness. This Forbearance Agreement shall be effective only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent, or otherwise waived by Agent in its sole discretion:

8.1 the receipt by Agent, in form and substance satisfactory to Agent, of an original (or faxed or electronic copy) of this Forbearance Agreement, duly authorized, executed and delivered by the Loan Parties and Agent;

8.2 the receipt by Agent of the Projections and the Budget;

8.3 payment to Agent of a forbearance fee in the amount of $50,000;

8.4 Agent has received satisfactory evidence of the Supplier Payment Plan;

8.5 Agent shall have received a copy of a new purchase order issued by Lowe's, in form and substance satisfactory to Agent, evidencing Lowe's acceptance of the price increases previously presented by Borrower to Agent on or about the date of this Agreement;

8.6 all of the representations and warranties contained in this Forbearance Agreement and representations and warranties contained in the Credit Agreement and Other Documents shall be true and correct after giving effect to this Forbearance Agreement, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

8.7 immediately after giving effect to the provisions of this Forbearance Agreement, no Default or Event of Default (other than the Specified Events of Default) shall exist or shall have occurred and be continuing.

SECTION 9. PROVISIONS OF GENERAL APPLICATION.

9.1 Effect of this Forbearance Agreement. Except as expressly set forth herein, no other changes or modifications to the Credit Agreement or Other Documents are intended or implied, and in all other respects the Credit Agreement and Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. Without limiting the generality of the foregoing, the Loan Parties expressly acknowledge and agree the Early Termination Fee will be payable if the Lenders' funding obligations terminate prior to the Maturity Date in accordance with Section 3.2 of the Credit Agreement (whether by voluntary termination by Borrowers or termination following the occurrence of an Event of Default or otherwise). This Forbearance Agreement and any instruments or documents delivered or to be delivered in connection herewith, represent the entire

agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Forbearance Agreement and the Credit Agreement, the terms of this Forbearance Agreement shall control. The Credit Agreement and this Forbearance Agreement shall be read and construed as one agreement.

9.2 Amendments. This Forbearance Agreement may not be waived, amended or modified except pursuant to an agreement in writing entered into by the Loan Parties and Agent.

9.3 Binding Agreement; No Third-Party Beneficiaries. This Forbearance Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns. This Forbearance Agreement is solely for the benefit of Agent and each Loan Party and each of their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Forbearance Agreement.

9.4 Costs and Expenses. In addition to all other fees and expenses payable by the Loan Parties to Agent under the Credit Agreement, the Other Documents or otherwise, the Loan Parties shall reimburse Agent for all costs and expenses (including, without limitation, all legal fees and expenses) incurred by Agent in the structuring, negotiation, arrangement and/or preparation of this Forbearance Agreement, the agreements, documents and/or instruments in connection herewith or contemplated hereby, and the enforcement of the terms of this Forbearance Agreement, the Credit Agreement and each of the Other Documents.

9.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Forbearance Agreement.

9.6 Governing Law. The validity, interpretation and enforcement of this Forbearance Agreement and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9.7 Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the Loan Parties hereby irrevocably waive any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise.

9.8 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Forbearance Agreement.

9.9 Counterparts. This Forbearance Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Forbearance Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Forbearance Agreement.

Any party delivering an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission shall also deliver an original executed counterpart of this Forbearance Agreement if requested by Agent, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Forbearance Agreement as to such party or any other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered by its authorized officers as of the day and year first above written.

AGENT:

FGI WORLDWIDE LLC

By: ______________________

Name: Joseph Albertelli

Title: EVP

LOAN PARTIES:

ZIRCON CORPORATION,
as a Borrower

By [signature]
Name: John Stauss
Title: CEO

ZRCN INC.
as a Guarantor

By [signature]
Name: John Stauss
Title: CEO

ZIRCON DE MEXICO, S.A. DE C.V.
as a Guarantor

By [signature]
Name: John Stauss
Title: President

ZIRCON CORPORATION LIMITED
as a Guarantor

By [signature]
Name: John Stauss
Title: Managing Director

Exhibit A

Budget

[See attached]

Near-term cash forecast
7/14/2025 12:12

(K$)	W/E 18-Apr	25-Apr	2-May	9-May	16-May	23-May	30-May	6-Jun	13-Jun	20-Jun	27-Jun	4-Jul
Beg Balance	$433	$440	$496	$243	$296	$334	$60	$170	$63	$66	$106	$375
FGI funding	$600	$350	$425	$260	$650	$0	$450	$345	$350	$550	$715	$125
Checks outstanding	($162)											
Payroll	($210)		($210)		($190)			($210)		($207)		($210)
ZdM funding	($53)	($37)	($57)	($79)	($76)	($77)	($53)	($42)	($71)	($41)	($47)	($53)
Tariffs	($50)	($96)	($206)	($126)	($192)	($187)	($168)	($51)	($61)	($34)	($24)	($22)
Remaining pool	$558	$657	$447	$299	$488	$70	$289	$212	$282	$334	$750	$216
Campbell building rent			($19)				($19)					($19)
Freight	($21)	($23)	($35)	($3)	($36)	$0	$0	($12)	$0	($5)	($75)	($19)
Pace	($97)	($138)	($150)	$0	($118)	($10)	~~($100)~~	~~($100)~~	~~($100)~~	~~($100)~~	~~($100)~~	~~($100)~~
Other vendors								($56)	($116)	($123)	($200)	($25)
Ending balance	**$440**	**$496**	**$243**	**$296**	**$334**	**$60**	**$170**	**$44**	**$66**	**$106**	**$375**	**$53**
Estimated revenue										455.44	455.44	455.44

(K$)	11-Jul	18-Jul	25-Jul	1-Aug	8-Aug	15-Aug	22-Aug	29-Aug	5-Sep	12-Sep	19-Sep	26-Sep	3-Oct	
Beg Balance	$53	$451	$286	$407	$284	$386	$260	$368	$413	$378	$522	$455	$603	
FGI funding	$950	$519	$519	$519	$531	$531	$531	$531	$740	$740	$740	$740	$740	
Checks outstanding														
Payroll		($210)		($210)		($210)			($210)		($210)		($210)	
ZdM funding	($90)	($63)	($38)	($54)	($44)	($61)	($38)	($51)	($36)	($85)	($62)	($56)	($56)	
Tariffs	($64)	($151)	($100)	($100)	($100)	($100)	($100)	($100)	($100)	($100)	($100)	($100)	($75)	
Remaining pool	$849	$546	$667	$563	$671	$545	$653	$748	$807	$932	$890	$1,038	$1,002	
Campbell building rent				($19)					-19				-19	
Freight	($23)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	($35)	
Pace	($125)	($125)	($125)	($125)	($150)	($150)	($150)	($150)	($225)	($225)	($250)	($250)	($250)	($2,900)
Other vendors	($250)	($100)	($100)	($100)	($100)	($100)	($100)	($150)	($150)	($150)	($150)	($150)	($150)	
Ending balance	**$451**	**$286**	**$407**	**$284**	**$386**	**$260**	**$368**	**$413**	**$378**	**$522**	**$455**	**$603**	**$548**	
Estimated revenue	994	610.63	610.63	610.63	663.45	663.45	663.45	663.45	924.52	924.52	924.52	924.52	924.52	

Exhibit B

Projections

[See attached]

		Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar
		Actual 2025											Act 2026					Forecast 2026							
A	Net Income	(95.7)	(446.6)	(178.6)	177.4	136.4	41.3	672.2	(207.1)	(247.7)	(566.8)	(522.8)	(949.6)	(857.8)	(140.5)	231.3	733.1	40.8	680.3	28.4	(28.2)	(20.4)	(4.7)	(124.0)	(237.2)
(i)	Plus																								
	Depreciation	41.0	50.1	63.2	60.3	60.3	59.4	59.1	57.6	62.7	66.8	63.9	64.6	52.7	52.4	52.4	52.4	52.4	52.4	52.4	52.4	52.4	52.4	52.4	52.4
	Amortization of intangible assets	11.4	8.7	8.4	8.5	8.5	8.4	8.5	8.4	8.5	8.5	8.1	8.5	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3
	Amortization of right of use assets	17.4	17.4	17.4	17.0	17.9	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4	17.4
	Amortized Loan Acquisition Costs			9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1
	IP Enforcement Costs Related to SBD Matter					6.7	86.1	7.3		(20.0)	34.7	(49.8)													
	Stock based compensation												223.1	22.0	22.0	22.0	22.0	22.0	22.0	19.0	19.0	19.0	19.0	19.0	19.0
(ii)	Interest Exp	66.6	72.8	83.7	49.7	72.0	80.7	77.2	75.7	51.7	61.3	54.8	58.2	56.1	62.9	66.1	68.2	71.4	64.0	74.7	78.1	73.0	54.6	51.9	49.0
(iii)	Tax Exp			0.8			(192.4)			134.5		0.9	200.0												214.0
(iv)	**Adjusted EBITDA**	40.7	(297.6)	4.0	321.9	310.7	110.0	850.7	(38.8)	16.2	(368.9)	(418.3)	(215.7)	(693.2)	30.6	405.7	909.6	220.4	852.5	208.3	155.1	157.9	155.1	33.1	131.0
	Less																								
B	Cash Paid For Income Taxes			(0.8)	(66.0)							(193.6)													
(a)	Dividend & Distribution	(245.4)						(413.9)																	
(b)	Interest Paid in Cash	(66.6)	(81.2)	(144.1)	(46.7)	(78.1)	(77.5)	(65.2)	(88.0)	(51.7)	(67.4)	(51.8)	(55.1)	(59.1)	(56.8)	(78.3)	(62.1)	(65.3)	(76.2)	(68.6)	(72.0)	(85.2)	(48.5)	(45.8)	(61.2)
(c)	Maint Cap Exp	(24.0)	(11.3)	(34.8)	(13.2)	(91.1)	(23.2)	(45.9)	(57.3)	(110.1)	(19.4)	(20.5)	(146.8)	(34.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)
(d)	Prin Amt of LTD																								
(e)	Stanley Black & Decker settlement							(800.0)																	
	Subtotal Deductions	(336.0)	(92.4)	(179.7)	(125.9)	(169.2)	(100.7)	(525.0)	(145.2)	(161.8)	(86.9)	(265.8)	(201.9)	(93.1)	(106.8)	(128.3)	(112.1)	(115.3)	(126.2)	(118.6)	(122.0)	(135.2)	(98.5)	(95.8)	(111.2)
	Trailing Twelve Month																								
	Adjusted EBITDA	2,622.5	2,756.6	1,531.5	1,627.6	1,198.9	1,124.7	1,782.8	1,967.2	1,720.6	1,201.3	762.0	314.9	(419.1)	(90.9)	310.8	898.4	808.1	1,550.6	908.1	1,102.0	1,243.7	1,767.8	2,219.2	2,566.0
	Subtotal Deductions	(1,058.9)	(1,106.7)	(1,237.7)	(1,312.8)	(1,496.6)	(1,574.5)	(1,838.7)	(1,907.0)	(1,987.7)	(2,005.5)	(2,249.5)	(2,390.6)	(2,147.7)	(2,162.1)	(2,110.7)	(2,097.0)	(2,043.1)	(2,068.5)	(1,662.1)	(1,638.9)	(1,612.3)	(1,623.9)	(1,453.9)	(1,363.1)
	Ratio	2.48	2.49	1.24	1.24	0.80	0.71	0.97	1.03	0.87	0.60	0.34	0.13	(0.20)	(0.04)	0.15	0.43	0.40	0.75	0.55	0.67	0.77	1.09	1.53	1.88
	Amortized Loan Acquisition Costs			9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1	9.1
	Interest Exp	(66.6)	(72.8)	(83.7)	(49.7)	(72.0)	(80.7)	(77.2)	(75.7)	(51.7)	(61.3)	(54.8)	(58.2)	(56.1)	(62.9)	(66.1)	(68.2)	(71.4)	(64.0)	(74.7)	(78.1)	(73.0)	(54.6)	(51.9)	(49.0)
	Accrued Interest BB	(74.9)	(74.9)	(66.6)	(6.2)	(9.3)	(3.2)	(6.3)	(18.3)	(6.1)	(6.1)		(3.1)	(6.1)	(3.1)	(9.2)	3.0	(3.1)	(9.2)	3.0	(3.1)	(9.2)	3.0	(3.1)	(9.2)
	Accrued Interest EB	(74.9)	(66.6)	(6.2)	(9.3)	(3.2)	(6.3)	(18.3)	(6.1)	(6.1)		(3.1)	(6.1)	(3.1)	(9.2)	3.0	(3.1)	(9.2)	3.0	(3.1)	(9.2)	3.0	(3.1)	(9.2)	3.0
	(Non-Cash)/Cash		8.3	60.4	(3.1)	6.1	(3.2)	(12.0)	12.2	0.0	6.1	(3.1)	(3.1)	3.1	(6.1)	12.2	(6.1)	(6.1)	12.2	(6.1)	(6.1)	12.2	(6.1)	(6.1)	12.2
	Interest Paid in Cash	66.6	81.2	144.1	46.7	78.1	77.5	65.2	88.0	51.7	67.4	51.8	55.1	59.1	56.8	78.3	62.1	65.3	76.2	68.6	72.0	85.2	48.5	45.8	61.2
A/R Reserves																									
	Beginning Balance	(13.5)	(8.2)	(12.5)	(7.2)	(8.0)	(11.5)	(132.1)	(129.9)	(132.5)	(132.5)	(154.3)	(154.3)	(52.9)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)
	Ending Balance	(8.2)	(12.5)	(7.2)	(8.0)	(11.5)	(132.1)	(129.9)	(132.5)	(132.5)	(154.3)	(154.3)	(52.9)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)	(38.8)
	Change	(5.3)	4.3	(5.4)	0.8	3.5	120.6	(2.2)	2.7		21.8		(101.4)	(14.0)											
Inventory Reserves																									
	Beginning Balance	(444.8)	(407.5)	(517.1)	(542.7)	(1,108.6)	(896.6)	(976.4)	(664.6)	(482.4)	(574.7)	(607.8)	(813.6)	(1,054.3)	(1,234.8)	(1,255.0)	(1,278.6)	(1,306.7)	(1,340.5)	(1,405.0)	(1,436.1)	(1,463.1)	(1,494.6)	(1,525.3)	(1,552.2)
	Ending Balance	(407.5)	(517.1)	(542.7)	(1,108.6)	(896.6)	(976.4)	(664.6)	(482.4)	(574.7)	(607.8)	(813.6)	(1,054.3)	(1,234.8)	(1,255.0)	(1,278.6)	(1,306.7)	(1,340.5)	(1,405.0)	(1,436.1)	(1,463.1)	(1,494.6)	(1,525.3)	(1,552.2)	(1,585.9)
	Change	(37.3)	109.6	25.6	566.0	(212.1)	79.9	(311.8)	(182.3)	92.4	33.1	205.8	240.7	180.5	20.1	23.6	28.2	33.8	64.6	31.1	27.0	31.5	30.7	26.9	33.6
Cash Impact of reserve changes		(42.6)	113.9	20.2	566.8	(208.5)	200.4	(314.0)	(179.6)	92.4	54.8	205.8	139.3	166.5	20.1	23.6	28.2	33.8	64.6	31.1	27.0	31.5	30.7	26.9	33.6

EBITDA Worksheet (Attachment to Compliance Certificate)

Consolidated EBITDA for Borrower and its Subsidiaries for the most recent 12-month period

Consolidated Net Income (or loss) in accordance with U.S. GAAP, for such period	928.6	1,083.7	(221.4)	(161.8)	(653.0)	(684.8)	(71.1)	61.0	(297.6)	(883.3)	(1,149.8)	(2,187.5)	(2,949.6)	(2,643.5)	(2,233.6)	(1,677.8)	(1,773.4)	(1,134.5)	(1,778.2)	(1,599.3)	(1,372.0)	(809.9)	(411.1)	301.3
Plus: Consolidated Interest Expense, net of interest income, for such period	758.6	777.5	223.1	272.9	344.9	425.5	502.7	578.4	630.2	691.5	746.3	804.5	794.0	784.0	766.5	785.0	784.4	767.7	765.2	767.6	788.9	782.1	779.2	770.0
Plus: Any provision for (or minus any benefit from) income taxes for such period	(2.1)	(2.1)	115.9	(1.3)	(1.3)	(193.7)	(346.5)	(346.5)	(217.8)	(217.8)	(216.8)	143.8	143.8	143.8	143.0	143.0	143.0	335.4	335.4	335.4	200.9	200.9	200.0	214.0
Plus: Depreciation and amortization expense for such period	700.4	718.9	756.2	790.3	825.2	858.8	890.1	911.1	943.8	981.8	1,005.9	1,022.5	1,030.1	1,031.1	1,019.1	1,010.6	1,001.1	992.9	985.1	978.7	967.2	951.7	939.4	926.0
Plus: Losses (or minus gains) arising from the sale of capital assets for such period																								
Plus: Stock based compensation													245.1	267.1	289.1	311.1	333.1	355.1	374.1	393.1	412.1	431.1	450.1	246.0
Plus: Losses arising from the write-down (or minus gains from write-up) of assets for such period	(140.5)	(35.6)	129.0	702.3	514.3	641.7	285.2	28.9	188.3	207.3	440.6	648.9	858.0	764.2	767.6	228.9	471.2	335.4	680.5	887.1	826.2	802.1	623.2	517.5
Plus: Non-cash expenses not previously listed, capped at ten percent of trailing twelve-month Consolidated EBITDA before adjustments (or minus non-cash income not previously listed) and subject to Agent's reasonable consent, for such period																								
Plus: Non-recurring costs, fees, and expenses incurred in connection with closing of the Transactions under the Agreement and paid by closing, for such period			9.1	18.1	27.2	36.2	45.3	54.3	63.4	72.5	81.5	90.6	99.6	108.7	108.7	108.7	108.7	108.7	108.7	108.7	108.7	108.7	108.7	108.7
Plus: Any extraordinary losses capped at ten percent of trailing twelve-month EBITDA before adjustments (or minus extraordinary gains) and subject to Agent's reasonable consent (in each case, to the extent included in determining net income) for such period							182.4	164.0	168.4	233.4	91.1	266.4	(735.0)	(735.0)	(735.0)	(735.0)	(741.7)	(827.8)	(35.1)	(35.1)	(15.1)	(49.8)		
Consolidated EBITDA for the most recent 12-month period then ended:	2,244.9	2,542.4	1,011.8	1,620.5	1,057.2	1,083.7	1,488.2	1,451.3	1,478.8	1,085.4	998.9	789.2	(514.0)	(279.6)	125.4	174.4	326.4	933.0	1,435.7	1,836.2	1,917.0	2,416.9	2,689.5	3,083.5

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charges, for most recent 12-month period then ended for Borrower and its Subsidiaries, is calculated as follows:

Payment of cash interest expense and any associated fees (other than payment-in-	727.5	798.4	830.4	835.3	848.4	894.1	875.5	874.3	856.8	846.0	876.0	873.3	865.8	841.5	775.8	791.2	778.4	777.1	780.5	764.5	798.0	779.1	773.1	779.2
Plus: Regularly scheduled cash principal payments made on Indebtedness for such period	89.2	84.2	79.2	45.0	40.0	35.0																		
Plus: Payments of distributions or Dividends or cash management or board fees made in respect of the equity or other ownership interests of Borrowers, payments made on account of acquisitions, Investments, Subordinated Debt and Indebtedness owing to Affiliates, in each case to the extent permitted pursuant to the Agreement, for such period	398.1	398.1	398.1	398.1	398.1	398.1	659.2	659.2	659.2	659.2	659.2	882.3	413.9	413.9	413.9	413.9	413.9	413.9						
Fixed Charges for the applicable period of determination:	1,214.7	1,280.7	1,307.6	1,278.5	1,286.5	1,327.2	1,534.8	1,533.5	1,516.0	1,505.3	1,535.2	1,755.6	1,279.7	1,255.4	1,189.6	1,205.1	1,192.3	1,191.0	780.5	764.5	798.0	779.1	773.1	779.2

Cash Flow for Borrower and its Subsidiaries for the most recent 12-month period then ended is calculated as follows:

Consolidated EBITDA for the applicable period of determination (calculated pursuant to	2,244.9	2,542.4	1,011.8	1,620.5	1,057.2	1,083.7	1,488.2	1,451.3	1,478.8	1,085.4	998.9	789.2	(514.0)	(279.6)	125.4	174.4	326.4	933.0	1,435.7	1,836.2	1,917.0	2,416.9	2,689.5	3,083.5
Minus: Unfinanced capital expenditures for the applicable period of determination (provided, that, for the purpose hereof, capital expenditures financed with Advances shall be considered "unfinanced"):	517.2	420.7	393.0	368.1	382.3	352.7	456.6	484.8	546.1	514.7	486.4	597.7	607.7	646.4	661.5	698.3	657.2	684.0	688.0	680.8	620.7	651.2	680.8	584.0
Minus: Cash taxes and Permitted Tax Distributions paid for such period	(82.3)	(64.7)	(63.9)	2.1	72.5	72.5	72.5	72.5	66.8	66.8	260.4	260.4	260.4	260.4	259.6	193.6	193.6	193.6	193.6	193.6	193.6	193.6		
Minus: To the extent not already reflected in the calculation of EBITDA, other capitalized costs (defined as the gross amount of such costs paid in cash and capitalized during the trailing twelve-month period as long-term assets, other than amounts capitalized during the trailing twelve-month period as capital expenditures for property, plant and equipment or similar fixed asset accounts)																								
Operating Cash Flow for the applicable period of determiniation:	1,810.0	2,186.4	682.7	1,250.3	602.3	658.5	959.0	894.0	865.9	503.9	252.1	(68.9)	(1,382.0)	(1,186.3)	(795.7)	(717.5)	(524.4)	55.5	554.1	961.9	1,102.7	1,572.1	2,008.7	2,499.5
Covenant Compliance:																								
Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow (as defined above) to Fixed													(1.08)	(0.95)	(0.67)	(0.60)	(0.44)	0.05	0.71	1.26	1.38	2.02	2.60	3.21
Minimum Fixed Charge Coverage for the appicable date of determination													1.10	1.10	1.10	1.10	1.10	1.10	1.10	1.10	1.10	1.10	1.10	1.10
In Compliance													**No**	**No**	**No**	**No**	**No**	**No**	**No**	**Yes**	**Yes**	**Yes**	**Yes**	**Yes**

Exhibit C

Amended Worksheets to Compliance Certificate

[See attached]

Exhibit C
to
Forbearance Agreement

EBITDA Worksheet (Attachment to Compliance Certificate)

Consolidated EBITDA for Borrower and its Subsidiaries for the most recent 12-month period then ended calculated as follows, without duplication:

Consolidated Net Income (or loss) in accordance with U.S. GAAP, for such period		$____________
Plus:	Consolidated Interest Expense, net of interest income, for such period	$____________
Plus:	Any provision for (or minus any benefit from) income taxes for such period	$____________
Plus:	Depreciation and amortization expense for such period	$____________
Plus:	Losses (or minus gains) arising from the sale of capital assets for such period	$____________
Plus:	Losses arising from the write-down (or minus gains from write-up) of assets for such period	$____________
Plus:	Non-cash expenses not previously listed, capped at ten percent of trailing twelve-month Consolidated EBITDA before adjustments (or minus non-cash income not previously listed) and subject to Agent's reasonable consent, for such period	$____________
Plus:	Non-recurring costs, fees, and expenses incurred in connection with closing of the Transactions under the Agreement and paid by closing, for such period	$____________
Plus:	non-cash stock-based compensation expenses incurred during such period; provided, that such addback shall only be permitted to the extent such expenses do not represent a cash expense or a liability that will result in a future cash payment by the Loan Parties.	$____________
Plus:	Any extraordinary losses capped at ten percent of trailing twelve-month EBITDA before adjustments (or minus extraordinary gains, but net of any legal expenses incurred in connection with the matter that produced such extraordinary gain) and subject to Agent's reasonable consent (in each case, to the extent included in determining net income) for such period	$____________
Consolidated EBITDA for the most recent 12-month period then ended:		$____________

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charges, for most recent 12-month period then ended for Borrower and its Subsidiaries, is calculated as follows:

Payment of cash interest expense and any associated fees (other than payment-in-kind) for such period	$___________
Plus: Regularly scheduled cash principal payments made on Indebtedness for such period	$___________
Plus: Payments of distributions or Dividends or cash management or board fees made in respect of the equity or other ownership interests of Borrowers (but excluding the Dividends made (i) in April 2024 in the amount of $245,360 and (ii) October 2024 in the amount of $413,872), payments made on account of acquisitions, Investments, Subordinated Debt and Indebtedness owing to Affiliates, in each case to the extent permitted pursuant to the Agreement, for such period	$___________
Fixed Charges for the applicable period of determination:	$___________

Operating Cash Flow for Borrower and its Subsidiaries for the most recent 12-month period then ended is calculated as follows:

Consolidated EBITDA for the applicable period of determination (calculated pursuant to the EBITDA Worksheet)	$___________
Minus: Unfinanced capital expenditures for the applicable period of determination (provided, that, for the purpose hereof, capital expenditures financed with Advances shall be considered "unfinanced");	$___________
Minus: Cash taxes and Permitted Tax Distributions paid for such period	$___________
Minus: To the extent not already reflected in the calculation of EBITDA, other capitalized costs (defined as the gross amount of such costs paid in cash and capitalized during the trailing twelve-month period as long-term assets, other than amounts capitalized during the trailing twelve-month period as capital expenditures for property, plant and equipment or similar fixed asset accounts)	$___________

Operating Cash Flow for the applicable period of determination: $__________

Covenant Compliance:

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow (as defined above) to Fixed Charges) for the applicable date of determination	___ to 1.0
Minimum Fixed Charge Coverage for the applicable date of determination	1.10 to 1.0
In Compliance	Yes/No